UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

SonicWALL, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2001 Logic Drive, San Jose, California 95124

Letter to Shareholders

July 8, 2010

Dear SonicWALL Shareholder:

At SonicWALL, Inc.’s upcoming Special Meeting of Shareholders scheduled for July 23, 2010 at 7:00 a.m. pacific time, you will be asked to vote on the proposed merger between SonicWALL and affiliates of an investor group led by Thoma Bravo, LLC, which includes the Ontario Teachers’ Pension Plan through its private investor department, Teachers’ Private Capital (the “Thoma Bravo/Ontario Teachers’ Merger” or “Merger”).

The SonicWALL Board of Directors has unanimously determined that the Thoma Bravo/Ontario Teachers’ Merger and the other transactions contemplated by the merger agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of SonicWALL’s shareholders. We urge you to vote “FOR” the Merger on the enclosed proxy card today.

The Thoma Bravo/Ontario Teachers’ Merger is the result of an extensive and deliberate process undertaken by SonicWALL’s Board and management team, together with the assistance of outside financial and legal advisors, to maximize value for all SonicWALL shareholders. Under the terms of the Merger, SonicWALL shareholders will receive $11.50 per share in cash for each share of SonicWALL common stock that they hold. The Merger represents a premium of approximately 28% over the Company’s closing price on June 2, 2010, the last trading day prior to announcement of the Merger, and a premium of approximately 63% over the Company’s enterprise value as of that same date. The Merger is not subject to a financing condition and is expected to close shortly following the Special Meeting, if approved by the shareholders.

Following the announcement of the Merger, the SonicWALL Board received an unsolicited third-party acquisition proposal, as described in the Company’s proxy statement for the upcoming Special Meeting. On June 22, 2010, SonicWALL entered into a confidentiality agreement, which included a standstill provision, with the third-party and its financial sponsors, and engaged in a two-week due diligence process. On July 5, 2010, the third-party informed SonicWALL that it no longer intends to pursue an acquisition of the Company. The SonicWALL Board continues to unanimously support the Thoma Bravo/Ontario Teachers’ Merger and continues to believe that the Merger is in the best interests of the Company’s shareholders.

Leading proxy advisory firm Riskmetrics Group recommends SonicWALL shareholders vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger.

On July 6, 2010, RiskMetrics Group’s ISS Proxy Advisory Services (“ISS”), the nation’s leading proxy advisory firm, issued a report recommending SonicWALL shareholders vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger, noting:

“Based on a review of the terms of the transaction and the factors described below, in particular, the board’s rationale, the consideration represents a reasonable premium to the pre-announcement market price, and the thorough sale process, support for the merger agreement is warranted.”1

Your vote is extremely important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, we urge you to vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger by signing, dating and returning the enclosed proxy card at your earliest convenience (if you have not already done so) or by voting over the Internet or by telephone. Internet and telephone voting instructions can be found on the enclosed proxy card. Please note: failure to vote or abstaining from voting has the same effect as a vote against the merger agreement.

[1]	Permission to use quotations was neither sought nor obtained.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885, or call collect at (212) 929-5500.

Thank you for your continued support.

On behalf of the SonicWALL Board of Directors,

/s/ Matthew Medeiros
Matthew Medeiros
President and Chief Executive Officer

DETACH HERE

SONICWALL, INC.

PROXY

Special Meeting of Shareholders – July 23, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Matthew Medeiros, our President and Chief Executive Officer, and Mr. Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SonicWALL, Inc. held of record by the undersigned on June 21, 2010 at the Special Meeting of Shareholders of SonicWALL, Inc., to be held at the corporate headquarters of SonicWALL, Inc. located at 2001 Logic Drive, San Jose, California, on July 23, 2010 at 7:00 a.m., and at any and all adjournments or postponements thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the proxy statement dated June 22, 2010, receipt of which is hereby acknowledged.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR PROPOSAL 1 AND, IF NECESSARY OR APPROPRIATE, FOR PROPOSAL 2.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

SONICWALL, INC.

July 23, 2010

Please, date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1.	To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of June 2, 2010, as may be amended from time to time, pursuant to which PSM Merger Sub, Inc., a wholly owned subsidiary of PSM Holdings 2, Inc., will merge with and into the Company and the Company will be acquired by PSM Holdings 2, Inc., the merger and the Agreement of Merger to be filed with the California Secretary of State to complete the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	To vote to adjourn the special meeting if necessary or appropriate.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.